Exhibit 16.2

                             [Tanner LC Letterhead]








                                  June 6, 2005




Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements included under Item 4.01 in the Form 8-K/A dated June 6, 2005, of Security National Financial Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements therein insofar as they relate to our firm.

                                          Very truly yours,

                                          /s/ Tanner LC